UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUSCAR COMPANY
(Exact name of registrant as specified in its charter)

Nevada	7948	68-0681435
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

4325 GLENCOE AVE STE C9 MARINA DEL REY CA 90292-9991
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant's telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.0001	5,000,000	$1.10	$5,500,000	$553.85
Total Registration Fee				$553.85

_____________

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits or stock dividends.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, using the approximate closing price as reported on the OTC on July 15, 2016, which was $1.10 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated ________

BUSCAR COMPANY.

5,000,000 Shares of Common Stock

$1.10 per share

We are offering for sale a maximum of 5,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $1.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.10 per share. If all 5,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We intend for our Common Stock to be sold by our Officer and Director, Anastasia Shishova. Such person will not be paid any commissions for such sales.

As of July 18, 2016, the Company had 16,888,625 shares of Common Stock outstanding. Our securities are not listed on any national securities exchange. Our common stock is presently quoted for trading on the OTC Market under the symbol "CGLDD"; however, on August 11, 2016 the Company's symbol will revert to CGLD. On July 15, 2016, the last sales price of our common stock as reported was $1.10 per share.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.

We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under "Prospectus Summary" on page 1 and "Risk Factors" on page 5 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is _______

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Until 90 days after the date of this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

Glossary

Throughout this prospectus, we use terms associated with the thoroughbred horseracing industry. The following glossary of terms is intended to assist prospective investors who may not be familiar with these terms.

Barn Foreman	A person who handles the grooms and hot walkers and implements the horse's day-to-day routine.

Blacksmithing	Equine hoof care, including the trimming and balancing of horses' hooves and the placing of shoes on their hooves.

Board	The term commonly used when a horse lives at a third party facility where the owner pays money to the facility owner to take care of the horse.

Breaking	To train a young horse to wear a bridle and saddle, carry a rider and respond to a rider's commands.

Broodmare	A filly or mare that has been bred and is used to produce foals.

Campaigned	To race in a number or series of competitions.

Champion	Any Eclipse Award winner is referred to as a "champion" in the United States.

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Claiming

The process by which a licensed person may purchase a horse entered in a race designated as a "claiming race" for a predetermined price. When a horse has been claimed, its new owner assumes title after the starting gate opens although the former owner is entitled to all purse money earned in that race.

Colt	An ungelded male horse four years old or younger.

Conformation	The shape and correctness of the anatomy of a horse.

Consignor	The person offering a horse for sale through an auction either as or on behalf of the owner or vendor of the horse.

Dam	The mother of a horse.

Eclipse Award

The Eclipse Award of Merit is the thoroughbred racing industry's highest honor and is co-sponsored by the National Thoroughbred Racing Association, Daily Racing Form and the National Turf Writers Association. The Eclipse Awards are year-end awards honoring the top horses in 11 separate categories; the leading owner, trainer, jockey, apprentice jockey and breeder; and members of the media who have demonstrated excellence in their coverage of the sport.

Entry Fee	The money paid to enter a horse in a stakes race.

Exercise Rider	A rider who is licensed to exercise a horse during its morning training session.

Filly	A female horse four years old or younger.

Foal	A horse of either sex in its first year of life. The term "foal" can also denote the offspring of either a male or female parent.

Full Field	When a race is filled to capacity.

Gelding	A surgical procedure to remove both testicles from a male horse.

Grade I, II and III Stake Races

The top level for stakes races is the graded stakes race, which can have no restrictions other than age or sex. There are three grades, and the grade assigned a race is controlled by the Graded Stakes Committee, which is a committee of the Thoroughbred Owners and Breeders Association that insures the equivalence of Grade I, II and III stakes races regardless of the track being run. Grade I level races are the top tier, Grade II are the second tier and Grade III are the third tier.

Groom	A person who cares for a horse in a stable.

Horseman	A racehorse owner or trainer.

Hot Walkers	A person who walks horses to cool them out after workouts or races.

In Form	A horse that has previously been entered in at least one race.

International Stud Book Committee

An international organization of stud book authorities that meets annually to establish standards of stud book operation in order to ensure the integrity and future development of the thoroughbred breed. Among other things, the International Stud Book Committee establishes standards for operating and maintaining a thoroughbred stud book, breeding and identification of thoroughbreds and the movement of thoroughbreds between stud book authorities.

Live horse races	When horses are racing live at a track.

Live Racing Day	A day when there is live racing at a track.

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Mare	A female horse five years old or older.

Nomination	A fee paid to make a horse eligible to enter a stakes race.

Pari Mutuel Wagering	A form of wagering in which all money bet is divided up among those who have winning tickets after taxes and other deductions are made.

Purse winnings	The monetary amount distributed after a race to the owners of the entrants who have finished in (typically) the top four or five positions.

Racing Card	The schedule of races at a racetrack on a specific day giving information about races, particularly the horses running in each race and their riders and trainers.

Racing Secretary

The racetrack official who drafts conditions of races and assigns weights for handicap horse races, which are races in which varying amounts of weight are added to the horse saddles in an attempt to even out the competition in case some horses are clearly more dominant than others.

Runners	The horses participating in a race.

Sire	The father of a horse.

Stakes Race	A horse race in which the prize offered is made up at least in part from the stake, or entry fee, that the horse owners must pay.

Stakes Winners	Horses that have won stakes races.

Stallion	A male horse used for breeding.

Stallion Season	The right to breed a mare to a particular stallion during one breeding season.

Stud Book	A registry and genealogical record that ensures the correct pedigree and identification of every thoroughbred.

Stud Fee	The price paid by the owner of a female horse to the owner of a stallion for the right to breed to it.

The Jockey Club

The Jockey Club is the breed registry for all thoroughbred horses in North America. It is responsible for maintaining The American Stud Book, which is a stud book that includes all thoroughbreds foaled in the United States, Canada and Puerto Rico as well as thoroughbreds imported into the United States, Canada and Puerto Rico from other nations that maintain similar thoroughbred registries.

Thoroughbred

A horse whose parentage traces back to any of three "founding sires." To be considered a thoroughbred for racing or breeding purposes, a thoroughbred must have satisfied the rules and requirements of The Jockey Club and be registered in "The American Stud Book" or in a foreign stud book recognized by The Jockey Club and the International Stud Book Committee.

Thoroughbred Owners and Breeders Association

A national trade organization formed in 1961 for thoroughbred owners and breeders. The Thoroughbred Owners and Breeders Association is based in Lexington, Kentucky and its stated mission is to improve the economics, integrity and pleasure of the sport on behalf of thoroughbred owners and breeders.

Three-Year olds	A horse between three and four years of age.

Two-Year olds	A horse between two and three years of age.

Yearling	A horse in its second calendar year of life, beginning Jan. 1 of the year following its birth.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where you can find more information" in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "Buscar Company" "we," "us," and "our" refer and relate to Buscar Company

Our Company

Registrant Overview

General Information

Our business address is 4325 Glencoe C9-9903 Marina Del Rey, California 90292. Our telephone number is (661) 418-7842 and our Internet website address is www.buscarcompany.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

Buscar Company. ("Buscar", "we", "us", "our", the "Company") was incorporated in Nevada as Cascade Springs Ltd. on January 19, 2010. In 2012, we amended our Articles of Incorporation to change our name to Colorado Gold Mines, Inc. On June 18, 2014, changed our name to Buscar Oil, Inc. On May 19, 2015, the Company changed it's name to Buscar Company. Buscar is domiciled in the state of Colorado, and its corporate headquarters are located in Los Angeles, CA. The Company selected March 31 as its fiscal year end.

The Company's primary business is the breeding and selling of thoroughbreds. The Company will breed in California. The Company expects that it will need to raise $5,500,000 to fully execute its breeding program. The breeding program consists of the Company acquiring broodmares and paying stud fees to farms who own the studs. The breeding season typically runs from February through May. Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth. The Company will generate revenue from its breeding operations through the sale of the foals and purse winnings from the foals the Company keeps. While the Company is building its breeding operations, the Company will own and manage thoroughbreds that will race in allowance or stakes races. This will allow the Company to begin to develop relationships with other owners and trainers for the benefit of its breeding operations.

The Company is a developmental stage company. Additionally, the Company's management has expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations and to implement its plan of operations. The Company has insufficient capital to continue operations for the next 12 months.

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Our auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and capital.

This is the current corporate organization:

Business of Registrant

The Company's primary business is the breeding and selling of thoroughbreds. The Company will breed in California to take advantage of the California Breeders (Cal Bred) Incentive Awards. The Cal Bred Incentive Program pays a bonus to owners and breeders of California Bred thoroughbreds. A description of the Cal Bred Incentive Program can be found as Exhibit 99.1. The Company expects that it will need to raise a minimum of $5,500,000 to fully execute its breeding program. The breeding program consists of the Company acquiring broodmares and paying stud fees to farms who own the studs. The breeding season typically runs from February through May. Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth. The Company will generate revenue from its breeding operations through the sale of the foals and purse winnings from the foals the Company keeps.

The Company expects to need to raise $5,500,000 to fully implement its breeding division. The Company expects to acquire 30-40 broodmares for approximately $2,700,000. The Company expects to pay approximately $2,000,000 in stud fees to the owners of the stallions we decide to breed the mares with. The Company also expects to spend $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California which charge a daily rate per thoroughbred. The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare. The fee depends on the location of the farm and the amount of vet bills each broodmare may require.

The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division. The Company will acquire begin the breeding program as our capital position permit. Although the Company expects it needs $5,500,000 to acquire the 30-40 broodmares, we will begin acquiring broodmares as soon as our capital position allows the Company to do so. As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees. The Company currently does not have a minimum amount that would be required.

While the Company is building its breeding operations, the Company will own and manage thoroughbreds that will race in allowance or stakes races. This will allow the Company to begin to develop relationships with other owners and trainers for the benefit of its breeding operations.

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Financing Requirements

The company needs to raise capital in the amount of $5,500,000 to fully execute on its breeding operations. The $5,500,000 is broken down as follows: $2,700,000 to acquire 30-40 broodmares, $2,000,000 in stud fees, and $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company has not secured the financing necessary to execute on its business plan as stated above. If the Company cannot raise the full amount of capital necessary, then it will take longer than expected for the Company to implement its growth plan.

Emerging Growth Company Status

We are an "emerging growth company," as defined in the JOBS Act. For as long as we are an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an "emerging growth company" until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under "Risk Factors" of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Direct Public Offering

We are offering for sale up to a maximum of 5,000,000 shares of our Common Stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.30 per share. The expenses associated with this offering are estimated to be $9,000. As July 18, 2016 the Company had 16,888,625 shares of Common Stock outstanding. Our securities are not listed on any national securities exchange. Our common stock is presently quoted for trading on the OTC Markets under the symbol "CGLD". On July 15, 2016 the last sales price of our common stock as reported was $1.10 per share.

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SUMMARY OF THIS OFFERING

Issuer	Buscar Company

Securities being offered	Our Common Stock is described in further detail in the section of this prospectus titled "DESCRIPTION OF SECURITIES –Common Stock."

Per Share Price	$1.10

Total shares of Common Stock outstanding prior to the offering	16,888,625 shares

Shares of Common Stock being:	5,000,000 shares

Total shares of Common Stock outstanding after the offering:	21,888,6250 shares

Total shares of Series A Preferred Stock outstanding before and after the offering:	8,000,000 shares

Total shares of Series B Preferred Stock outstanding before and after the offering:	9,970,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See "Use of Proceeds" beginning on page 14.

Risk Factors

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our Common Stock, see the section entitled "Risk Factors."

Trading Market	Our common stock is presently traded on the OTC Markets under the symbol CGLD

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its growth plan.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern. We are a development stage company and may not been able to effectively implement our business plan. There can be no assurance that there will be an opportunity to generate revenues from our contemplated business activities. The revenues and income potential of our proposed business and operations are unproven. The lack of our operating history and the unproven nature of our business strategy makes it difficult to evaluate the future prospects of our business. We are currently experiencing losses resulting from the fact that we are incurring operating expenses and are not generating any revenues.

Most racehorse ownership is not profitable will materially and adversely affects our business, financial condition and results of operations.

The business of training and racing thoroughbred racehorses is a high-risk venture and most racehorse ownership is not profitable. In particular, studies in the U.S. market have concluded that financial returns from owning racehorses are negative in the aggregate. These studies also suggest that investors pay, in effect, two premiums (which can be thought of as amounts in excess of the amount an investor would ordinarily be expected to pay on the basis of the discounted cash flow anticipated from another investment of similar risk) when investing in racehorses: a premium to enter the sport and, for higher priced horses, a premium related to the purchase of a potential champion. There is no assurance that any of our horses will generate positive returns or that we will not lose a portion or all of the capital we invest in them and that investors will not lose a portion or all of the capital they invest. Among other things, thoroughbreds are subject to injury and disease which can result in forced retirement from racing or, at the extreme, natural death or euthanasia of the animal. Even if a thoroughbred has an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. There can be no assurance that the value of our horses will not decrease in the future or that we will not incur losses on the racing careers or sale or other disposition of any or all of our horses. Any such circumstance will materially and adversely affect our business, financial condition and results of operations.

We may not have sufficient proceeds from the offering or our operations to sustain our operations through the end of our operating period.

We estimate that we will need an aggregate of approximately $5.5 million to fully implement our business plan and cover ongoing expenses Date, which is equal to the net proceeds we expect to receive upon closing the offering. There can be no assurance that the net proceeds raised in the offering will be sufficient to implement our business plan during our operating period. Furthermore, there can be no assurance that we will achieve the same financial stability as our sister companies or that an investment in us will not ultimately be riskier than an investment in one of our sister companies.

Working capital may prove to be insufficient, including because unanticipated operating expenses arise, our horses sell or less than we expected at auction, casualty events occur, our horses require major surgeries or other medical treatments that are not carried out pursuant to the training and maintenance agreement. If we do not raise enough proceeds in the offering, if we are unable to realize sufficient future revenues or if for any other reason we do not have sufficient working capital to continue operations we may be forced to cease operations and liquidate. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

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The costs and burdens of being a U.S. public reporting company are substantial. Compliance with changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002 and other SEC regulations, may require significant management attention and external resources and associated costs.

We do not anticipate having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance of any of our horses in any given race or the value that will be realized upon the sale of any of our horses. If we are unable to achieve a sufficient level of racing revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

The popularity of horse racing has declined which may impact our ability to generate revenues and profits from our horses and the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

There has been a general decline in the number of people attending and wagering on live horse races at North American racetracks, including because of increased competition from other wagering and entertainment alternatives such as spectator sports and other gaming options, and the unwillingness of customers to travel a significant distance to racetracks. Competitive gaming activities include traditional and Native American casinos, video lottery terminals, state-sponsored lotteries and other forms of legalized and non-legalized gaming in the U.S. and other jurisdictions, and we expect the number of competitors to increase. Over the past twenty years, live attendance at horse racetracks in the U.S. and Canada has declined substantially. The total number of races declined from 81,279 in 1990 to 52,771 in 2010. Pari-mutuel wagering on thoroughbred horseracing has declined from a peak of $15.7 billion in 2003 to $11.9 billion in 2010. U.S. and Canadian purses, which represent the amount of available winnings in United States and Canadian thoroughbred horse races (including monies not won and returned to state breeder and other funds), declined by about 4.8% over the same period. The number of race days has also declined significantly. Since 1999, more than 25% of races, excluding major racing events such as the Kentucky Derby, the Belmont Stakes, the Preakness Stakes and the Breeder's Cup and other racing events held on the same day, have been inadequately funded, meaning that the live handle contribution from all sources to the tracks and purse account was less than the purse paid out to horsemen. Lower interest in horse racing and a continued decline in racetrack attendance could materially and adversely affect our business, financial condition and results of operations because the number and amount of purses may decline. If the opportunity to generate revenues and profits from thoroughbred ownership declines, the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

Our horses are subject to impairment testing and potential periodic impairment charges could materially and adversely affect the price of our Common Stock.

We intend to test our horse assets for impairment on a semi-annual basis and more frequently if there is objective evidence of impairment. The value of one or more our horses may become impaired for a variety of reasons, including death, injury or racing losses or lack of training progress. The events and conditions leading to the recording of an impairment charge could have a material and adverse effect on our business, financial condition and results of operations. The recognition of an impairment charge could materially and adversely affect the trading price of our common stock.

Racehorses are prone to injury which may materially and adversely affect our business, financial condition and results of operations.

Racehorses can be susceptible to leg or other injuries, which can adversely affect, shorten or end their ability to race or otherwise adversely affect them. No assurance can be given that our horses will not sustain any injury during stabling, training, racing or transport to and from various racetracks, irrespective of the level of precaution taken. Any injuries that our horses sustain could reduce the racing opportunities available for such horses, the value of such horses and the net proceeds received upon their sale or liquidation and may materially and adversely affect our business, financial condition and results of operations.

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The Company currently owns one broodmare which materially and adversely affects our business, financial condition and results of operations.

The Company currently owns one broodmare and is dependent on raising capital to acquire additional horses. If the Company cannot sufficient capital to acquire additional horses it will reduce the opportunity to generate racing revenues and may materially and adversely affect our business, financial condition and results of operations.

Bad weather may adversely affect our business, financial condition and results of operations.

Racetracks operate outdoors and weather conditions surrounding these events may materially and adversely affect our business, financial condition and results of operations, particularly because poor weather may injure a horse or cause us to remove a particular horse from a particular race. Due to weather conditions, racetracks may be required to move a race event to the next live racing day, move the race from a turf track to a dirt track (which could cause us to withdraw a horse from a race in which the type of surface selected no longer suited its running style) or cancel races altogether. These changes would increase our costs and could materially and adversely affect our business, financial condition and results of operations. Poor weather could affect successive events in future periods.

Racetrack attendance can be sensitive to reductions in consumers' discretionary spending, which may result from economic conditions, unemployment levels and other changes we cannot accurately predict and for which we cannot implement mitigating business strategies.

Demand for particular entertainment and leisure activities can be sensitive to consumers' disposable incomes, which may be materially and adversely affected by recent economic conditions and the persistence of elevated levels of unemployment. Horseracing and related activities may be similar to other leisure activities in that they represent discretionary expenditures likely to decline during economic downturns. In some cases, the perception of an impending economic downturn or the continuation of a recessionary climate can be enough to discourage consumers from spending on entertainment or leisure activities. Further declines in the residential real estate market, higher energy and transportation costs, and changes in consumer confidence, increases in individual tax rates, and other factors that we cannot accurately predict may reduce disposable income of racetrack customers. This could result in fewer patrons visiting racetracks, gaming and wagering facilities and online wagering sites, and may impact these customers' ability to wager with the same frequency and maintain their wagering level profiles. Reduced wagering levels and profitability at racetracks could cause certain racetracks to reduce purse sizes, cancel races or cease operations and therefore reduce the opportunity to generate revenues and profits from our horses and cause the value of our horses to decline. Accordingly, these factors could have a material and adverse impact on our business, financial condition and results of operations.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern..

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering. As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering. If we are not able to receive sufficient proceeds would cause a delay in the implementation of our planned operations. If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

14

As we do not have an escrow or trust account for any proceeds from this offering, if we file for or are forced into bankruptcy protection, then investors may lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you may lose your investment and your funds will be used to pay creditors.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. Activities to date have been limited to researching thoroughbreds to claim, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Ms. Shishova. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company entered into an employment agreement with our CEO in July 2016. The material terms of the PSA are as follows:

Term:	10 Years
Salary:	$120,000
Stock Awards:	3,000,000 subject to a 10-year lock up agreement and 1,000,000 from the Company's S-8 upon execution of the PSA.
Allowances:	Our CEO may receive allowances up $3,000 per month.

The Company's dividend policy may restrict growth and lead to dilution.

The Company has not paid dividends on its Common Stock in the past. The Company intends to begin to pay dividends. The Company has decided to distribute at least 20% of its net purse winnings that the Company's thoroughbreds generate. As a result, the Company will be restricted in its growth potential. In order to grow, the Company will need to raise additional capital which may cause dilution among the Company's shareholders. However, our ability to pay dividends is subject to limitations imposed by Nevada law. Pursuant to Nevada Revised Statute 78.288, dividends may be paid to the extent that a corporation's assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

15

Our shares will be subject to the "penny stock" rules which might subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are subject to the penny stock rules; therefore investors may find it more difficult to sell their securities.

The management and current shareholders of the Company own 85% of the issued and outstanding Common Stock and have 99% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders own 85% of the outstanding Common Stock and have voting power of 99% of our issued and outstanding Common Stock. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•	Removal of directors; and
•	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events. The Company is excluded from the safe harbors in section 27A of the Securities Act and Section 21D of the Exchange Act so long as the Company is an issuer of penny stocks.

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We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors' percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

The market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control. The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

•	our failure to achieve and maintain profitability;
•	changes in earnings estimates and recommendations by financial analysts;
•	actual or anticipated variations in our quarterly and annual results of operations;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	loss of significant clients or customers;
•	loss of significant strategic relationships; and
•	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

17

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Nevada law. Under Nevada law (Section 78.7502 of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs you will incur as a public company fees associated to filing the 10-Q, 10-K, 8-K and other documents required to be filed with the SEC. The company expects these annual costs to be approximately $24,000 for the year. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company's sole officer and director can determine his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

There can be no assurances that the value of the thoroughbreds which are acquired by the Company will not decrease in the future which may have an adverse impact on our Company's activities and financial position.

The business of training and racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds which the Company may acquire.

The valuation of thoroughbreds is a highly speculative matter. If the valuation of the Company's thoroughbreds decrease the Company will still be responsible for the expenses of maintaining, training and racing the thoroughbreds even at lesser quality races which could negatively impact the revenues from the thoroughbreds.

The valuation of thoroughbreds is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of thoroughbreds generally, and of the Company's thoroughbreds in particular, as well as the racing success of the Company's thoroughbreds. Although the future value of thoroughbreds generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the thoroughbred industry. The expense of maintaining, boarding, training and racing thoroughbreds can be expected to increase during the term of the Company, regardless of what happens to the future market price of thoroughbreds or the performance of the Company thoroughbreds.

If the Company's breeding offspring are unsuccessful in racing or injured, their value will be adversely affected. This may have a negative impact of the Company's valuation and its revenue.

Thoroughbred racing is extremely speculative and expensive. If the Company breeding offspring are unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from auctions are dependent upon perceived value of the stud and dam and their previous offspring. Additionally, the value of thoroughbreds may be impacted by the size of the purses which depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to have auction prices that will cover the Company's expenses.

18

Thoroughbred racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the company's business.

The racing future of and/or market for the Company's thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's thoroughbreds would be substantially diminished by any such regulation or ban. Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed.

State racing laws and regulations may limit our ability to race our horses in certain states.

We are subject to considerable federal, state and local government regulation relating to the ownership of racehorses and other related matters. Many of these regulations are subject to differing interpretations that may, in certain cases; result in unintended consequences that could materially and adversely impact the effective operation of our business. We will be required to obtain licenses in certain states in order to race our horses in such states. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to operate our business. Furthermore, we will depend on continued state approval of legalized thoroughbred horseracing in states where we race our horses. The failure to attain, loss of or material change in our licenses, registrations, permits or approvals may materially limit the number of races we enter, and could have a material and adverse impact on our business, financial condition and results of operations.

Racing laws and regulations in some of the states in which we intend to race our horses limit your ability to acquire and retain our common stock without being licensed as a thoroughbred owner and a violation of those laws and regulations could prevent our horses from racing in those states.

Existing regulations governing thoroughbred racing in various states may limit the ability of individuals and entities to acquire and retain our common stock. Such provisions are designed to regulate ownership and control of corporations engaged in thoroughbred racing. Such statutes provide that ownership of a substantial portion of common stock, generally greater than 3%, 5% or 10% of the outstanding equity in a corporation, must be approved by the racing commission in those jurisdictions.

In California, the owner of record for the Company's horses will be a wholly owned-subsidiary. This subsidiary will own and manage all the company's horses to be raced in California. As such, the only equity shareholder will be the registrant. Thereby, the company will not need to disclose to the name of each individual shareholder. However, if these rules shall change then the Company may need to disclose the individual shareholders names or be required to cease operations in California. The Company is looking at the ownership rules in other states to determine which states the company would seek to expand.

These regulations may impact our ability to expand and/or race horses in these states which may have a material adverse effect on our financial position.

The Company currently does not and does not intend to purchase insurance on its thoroughbred which could require Company resources to be spent to cover any loses from the death or injury of a thoroughbred.

Mortality insurance insures against the death of a horse during the Company's ownership. Surgical insurance covers possible risks of injury during racing or training. Without insurance the Company is responsible for the cost of injury or in the event of death will lose its investment in the thoroughbred. The payment of such liabilities may have a material adverse effect on our financial position.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for the Company to race at and then negativity impact its operations.

The Company may not be able to accurately access the value of thoroughbreds it wants to acquire which may result in the Company overpaying for the thoroughbred or prevent the Company from acquiring a thoroughbred which may negatively result our operations.

Prior to the company putting a claim in for a particular horse, the Company is unable to perform any veterinary tests and therefore must solely rely on the thoroughbred's past performances, workouts and a visual inspection while the thoroughbred walks from the barn to the track prior to the race. As such we may not be able to accurately access with any certainty the value of or the future performance of any horse that we are interested in claiming. As a result, the Company may overpay for a thoroughbred it purchases or not obtain the value of the thoroughbred that the company expected when acquiring the thoroughbred. These may negativity impact the company's operations.

19

If the Company acquires a thoroughbred for its allowance/stakes division through an auction, then the Company is able to have a vet check the thoroughbred and perform significant visual inspections of the thoroughbred as well. However, the thoroughbred would have not competed in a race and as such the Company could not rely on the thoroughbred's past performance but rely solely on the confirmation (how the thoroughbred looks), the results of the vet tests and the sire and dam of the thoroughbred. As such we may not be able to accurately access with any certainty the value of or the future performance of any horse that we are interested in acquiring. As a result, the Company may overpay for a thoroughbred it purchases or not obtain the value of the thoroughbred that the company expected when acquiring the thoroughbred. These may negativity impact the company's operations.

The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. Whereas at an auction, the Company will bid to acquire a thoroughbred and the person who has the highest bid wins the thoroughbred. Claiming races are the lowest level of races and as a result offer the lowest average purse sizes.

There are potential conflicts of interests between the company and its officer and which may have a material and adverse impact on our business, financial condition and results of operations.

Our sole officer and director, is also the controlling shareholder and works approximately 30 hours per week for the Company, is engaged in the business of owning, racing, and investing in thoroughbred ventures which may give rise to conflicts of interest. Ms. Shishova may enjoy an informational advantage over the Company and his fiduciary duties to the company could potentially conflict with his desire to purchase thoroughbreds for his personal use. The company has not yet adopted written procedures for resolving potential conflicts and once the company does these procedures once adopted may not be effective because we only have one director and officer. These conflicts of interest may have a material and adverse impact on our business, financial condition and results of operations.

Industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making which may have an adverse impact on our Company's activities business.

Because thoroughbred racing is a sport as well as a business, industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.
•	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.
•

the control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

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We are an "emerging growth company," and any decision on our part to comply only with certain reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management's Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an "emerging growth company" under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

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Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $1.10 There is no assurance that we will raise the full $5,500,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the Company's Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$1,375,000		$2,750,000		$4,125,000		$5,500,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,000	0.07%	$1,000	0.04%	$1,000	0.02%	$1,000	0.02%
Printing	$500	0.04%	$500	0.02%	$500	0.01%	$500	0.01%
Misc. Expenses	$2,500	0.18%	$2,500	0.09%	$2,500	0.06%	$2,500	0.05%
Legal and Accounting	$5,000	0.36%	$5,000	0.18%	$5,000	0.12%	$5,000	0.09%
SUB-TOTAL	$9,000	0.65%	$9,000	0.33%	$9,000	0.22%	$9,000	0.16%

Less:
Acquisition of Thoroughbreds	$600,000	43.64%	$1,300,000	47.27%	$2,000,000	48.48%	$2,700,000	49.09%
Stud Fees	$375,000	27.27%	$975,000	35.45%	$1,500,000	36.36%	$2,000,000	36.36%
Reserve for training fees	$141,000	10.25%	$216,000	7.85%	$366,000	8.87%	$450,000	8.18%
Working capital	$250,000	18.18%	$250,000	18.18%	$250,000	6.06%	$341,000	6.20%
SUB-TOTAL	$1,375,000	100%	$2,750,0000	100%	$4,125,000	100%	$5,500,000	100%

Item 5: Determination of Offering Price.

The offering price is based on the approximate closing market price for the common stock on July 15, 2016 on the OTC Market.

Item 6: Dilution.

We intend to sell 5,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 5,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	16,888,625	77%	$18,577,488	81%	$1.36
Purchasers of Shares	5,000,000	23%	$5,500,000	19%	$1.10
Total	21,888,625	100%	$24,077,488	100%	$1.30

_________

(1) This includes $7,897,000 in stock issued for compensation

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The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 30, 2013. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold

Offering Price	$1.10	$1.10	$1.10	$1.10
	per share	per share	per share	per share

Net tangible book value at March 31, 2016	$0.0001	$0.0001	$0.0001	$0.0001
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.252	$0.142	$0.075	$0.032
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.251	$0.142	$0.075	$0.032
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.849	$0.958	$1024	$1.068
	per share	per share	per share	per share

Percent Dilution to New Investors	77.0%	87%	93%	97%

Item 7: Selling Security Holders.

Not Applicable.

Item 8: Plan of Distribution.

We are offering for sale a maximum of 5,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $1.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.10 per share. If all of the 5,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

In connection with the Company's selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

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Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement;

2.	deliver payment to us for acceptance or rejection,

3.	documents delivered to: Buscar Company, 4325 Glencoe Ave Ste C9-9903, Marina Del Rey, CA 90292:

*All checks for subscriptions must be made payable to "Buscar Company."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

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Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

Common Stock

On June 28, 2016, with an effective date of July 13, 2016, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to effect a 1-for-200 share Reverse Split of the Company's issued and outstanding common stock. Common share amounts and per share amounts in this annual report have been retroactively adjusted to reflect this reverse split.

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.

Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

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If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Shares

Series A Preferred Shares

We have 8,000,000 shares of Series A Preferred Stock outstanding which have the rights, designations and preferences below:

•	each one (1) share of Series A Preferred Stock is entitled to zero (0) dividends;
•	each one (1) share of Series A Preferred Stock is entitled to zero (0) votes on all matters submitted to a vote of our common stockholders;
•	each one (1) share of Series A Preferred Stock shall be convertible into zero (0) shares of our common stock; and
•	upon our Liquidation, dissolution or winding up the holders of the Series A Preferred Shares shall be entitled to receive $.01 per share held;

The provisions in our Articles of Incorporation relating to the preferred stock allows our directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to our Common Stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Series B Preferred Shares

Subsequent to March 31, 2016 and as of this filing, we issued 10,000,000 shares of Series B Preferred Stock, which have the rights, designations and preferences below:

•	each one (1) share of Series B Preferred Stock is entitled to zero (0) dividends;
•	each one (1) share of Series B Preferred Stock is entitled to four hundred (400) Common Share votes on all matters submitted to a vote of our common stockholders;
•	each one (1) share of Series B Preferred Stock shall be convertible into zero (0) shares of our common stock; and
•	upon our Liquidation, dissolution or winding up the holders of the Series B Preferred Shares shall be entitled to receive $.01 per share held;

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

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Securities Authorized for Issuance Under Equity Compensation Plans

We presently have 10,000,000 shares reserved under our 2016 Stock Incentive Plan. In the future, we may adopt and establish an additional equity-based or other long-term incentive plan if it is in the best interest of the Company and our stockholders to do so.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Buscar Company as of and for the period ended March 31, 2016 included in this prospectus have been audited Anton & Chia, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

Our legal counsel has provided an opinion on the validity of our common stock. We retained their counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

The Company's primary business is the breeding and selling of thoroughbreds. The Company will breed in California to take advantage of the California Breeders (Cal Bred) Incentive Awards. A description of the Cal Bred Incentive Program can be found as Exhibit 99.1.

The Company expects that it will need to raise $5,500,000 to fully execute its breeding program. The breeding program consists of the Company acquiring broodmares and paying stud fees to farms who own the studs. The breeding season typically runs from February through May. Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth. The Company will generate revenue from its breeding operations through the sale of the foals and purse winnings from the foals the Company keeps. In July 2016, the Company agreed to purchase its first broodmare and expects to stud her in the next breeding season.

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The Company expects to need to raise $5,500,000 to fully implement its breeding division. The Company expects to acquire 30-40 broodmares for approximately $2,700,000. The Company expects to pay approximately $2,000,000 in stud fees to the owners of the stallions we decide to breed the mares with. The Company also expects to spend $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California which charge a daily rate per thoroughbred. The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare. The fee depends on the location of the farm and the amount of vet bills each broodmare may require.

The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division. The Company will acquire begin the breeding program as our capital position permit. Although the Company expects it needs $5,500,000 to acquire the 30-40 broodmares, we will begin acquiring broodmares as soon as our capital position allows the Company to do so. As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees. The Company currently does not have a minimum amount that would be required. The Company's goal is to maintain stables of 30-40 broodmares; thereby, allowing the Company to produce 30-40 fowls per year.

While the Company is building its breeding operations, the Company will own and manage thoroughbreds that will race in allowance, stakes races and/or claiming races. This will allow the Company to begin to develop relationships with other owners and trainers for the benefit of its breeding operations.

Our auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and capital.

This is the current corporate organization:

Business of Registrant

The Company's primary business is the breeding and selling of thoroughbreds. The Company will breed in California to take advantage of the California Breeders (Cal Bred) Incentive Awards. The Cal Bred Incentive Program pays a bonus to owners and breeders of California Bred thoroughbreds. A description of the Cal Bred Incentive Program can be found as Exhibit 99.1. The Company expects that it will need to raise a minimum of an additional $5,500,000 to fully execute its breeding program. The breeding program consists of the Company acquiring broodmares and paying stud fees to farms who own the studs. The breeding season typically runs from February through May. Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth. The Company will generate revenue from its breeding operations through the sale of the foals and purse winnings from the foals the Company keeps.

The Company expects to need to raise $5,500,000 to fully implement its breeding division. The Company would expect to acquire 30-40 broodmares for approximately $2,700,000. The Company expects to pay approximately $2,000,000 in stud fees to the owners of the stallions we decide to breed the mares with. The Company also expects to spend $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California which charge a daily rate per thoroughbred. The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare. The fee depends on the location of the farm and the amount of vet bills each broodmare may require.

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The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division. The Company will acquire begin the breeding program as our capital position permit. Although the Company expects it needs $5,500,000 to acquire the 30-40 broodmares, we will begin acquiring broodmares as soon as our capital position allows the Company to do so. As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees. The Company currently does not have a minimum amount that would be required.

While the Company is building its breeding operations, the Company will own and manage thoroughbreds that will race in allowance or stakes races. This will allow the Company to begin to develop relationships with other owners and trainers for the benefit of its breeding operations. The Company also expects to race some of its foals.

Financing Requirements

The company needs to raise capital in the amount of $5,500,000 to fully execute on its breeding operations. The $5,500,000 is broken down as follows: $2,700,000 to acquire 30-40 broodmares, $2,000,000 in stud fees, and $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company has not secured the financing necessary to execute on its business plan as stated above. If the Company cannot raise the full amount of capital necessary, then it will take longer than expected for the Company to implement its growth plan.

Company's Thoroughbreds

Name	DOB/Sex	Acquisition Date
Mr. Ability	2014/Colt	April 2016
Sheza Superstar	2014/Filly	April 2016
Tsunami	2014/Colt	June 2016

Breeding

The Company's breeding division will consist of those thoroughbreds breed to be sold in private transactions or auctions. The Company will breed in California those thoroughbreds that it intends to race and will breed in Kentucky those that it intends to sale. The Company expects that it will need to raise $5,500,000 to begin its breeding programs. The breeding programs consist of the Company acquiring broodmares and paying stud fees to farms who own the studs. The breeding season typically runs from February through May. Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth. The Company will generate revenue from its breeding division through the sale of the foals and purse winnings from the foals the Company keeps.

The Company expects to begin its breeding program in January 2015. However, we are dependent on raising the necessary capital to begin our breeding program. As a result, we may have to delay the date we begin if we are unable to raise sufficient capital. Any delay in raising the capital may cause significant delays in beginning the program since the breeding season only runs from February through May. The Company expects to need to raise $5,500,000 to fully implement its breeding division. The Company would expect to acquire 30-40 broodmares for approximately $2,700,000. The Company expects to pay approximately $2,000,000 in stud fees to the owners of the stallions we decide to breed the mares with. The Company also expects to spend $450,000 to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at. The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California or Kentucky. The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare. The fee depends on the location of the farm and the amount of vet bills each broodmare may require.

30

  The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division. The Company will acquire begin the breeding program as our capital position permit. Although the Company expects it needs $5,500,000 to acquire 30-40 broodmares for this division, we will begin acquiring broodmares as soon as our capital position allows the Company to do so. As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees.

Revenue from Breeding Division

The Company will generate revenue from the sale of the foals from the Company's broodmares. The foals may be sold as yearlings (1-year-old) or as 2 years old. They may be sold at an auction or private party transaction. The Company does not expect to begin generating revenue from its breeding division until 2018.

The Company has not generated any revenue to date and has incurred net losses of ($15,261,391) since inception.

Allowance/Stakes Level Racing

Stakes and allowance races are races in which the horses are not for sale. Allowance races are a race other than claiming for which the racing secretary drafts certain conditions. The racing secretary for each track drafts certain conditions that a horse must satisfy to be entered into allowance races at the track. These conditions are set forth in a "condition book" that is generally prepared every two weeks. Stakes races are the top level races. Stakes races are the top level races and normally have a nomination and entry fee to be entered into the race. Additionally, there may be a starting fee. A starting fee is the final fee to be paid when the horse is declared a starter after the starting gate opens. The purse money is significantly higher in allowance and stakes level races. Allowance and stakes races may only account for 1-3 races per day at a track instead of the 5-9 claiming races a day at a track. The higher the level in racing the fewer the number of races there are on an average day.

The Company generates revenue from its allowance/stakes division from the purse winnings of the thoroughbred. The Company does not expect to sell these thoroughbreds. The Company expects that a thoroughbred will begin to generate revenue from purse winnings within 45-60 days from acquiring the thoroughbred. The Company further expects that it will continue to receive revenue from the thoroughbred every 45-60 days from additional purse winnings. The Company is currently not generating revenue from this division. The 45-60 day period between races affects the company's cash flow by not providing monthly revenue from the particular thoroughbred; however, the higher purse values are expected to offset this.

The Company has not generated any revenue to date and has incurred net losses of ($15,261,391) since inception.

Claiming

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price. For example, in a $32,000 Claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day. Allowance and stakes thoroughbred typically only race every 30 days and may race as often as every two weeks.

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The Company generates revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a thoroughbred. The Company expects that a thoroughbred will begin to generate revenue from purse winnings within 30 days from acquiring the thoroughbred. The Company further expects that it will continue to receive revenue from the thoroughbred every 30 days from additional purse winnings. The Company will also generate revenue if our thoroughbred is claimed by another stable. The Company expects that most thoroughbreds in its claiming division will be claimed from the Company within 12 months from the date we acquired the thoroughbred.

The Company has not generated any revenue to date and has incurred net losses of ($15,261,391) since inception.

Timing Between Races

Allowance and stakes thoroughbred typically only race every 45-60 days and may travel outside California to race. Claiming thoroughbreds typically only race every 30 days and may race as often as every two weeks. Claimers race more often than allowance/stakes thoroughbreds due mainly to the smaller purses in claiming races. The expenses related to training a claiming thoroughbred versus an allowance or stakes thoroughbred are approximately the same amount. However, allowance/stakes thoroughbred's purse typically will range from $50,000 to $5,000,000 while claiming purses typically range from $10,000 to $32,000. The higher the average purse money in races that a thoroughbred runs in will allow the Company to provide more time for that thoroughbred to rest in between races since the revenue generated is higher from that thoroughbred.

Eligibility to Enter Races

Eligibility to enter a horse into a particular race is determined by the conditions applicable to the race as set forth on the racing card established by the racing secretary. Conditions take into account such factors as age, sex, winnings (including the number of races won, if any, the most recent win(s) and dollar amount of winnings) and state of birth. For claiming races, the claiming price represents, effectively, an additional racing condition because only horses with values consistent with the claiming price will be entered by their owners. We believe that there will be ample opportunities for our horses to race and we do not believe an absence of racing opportunities will limit our revenues.

Purse Money Distribution

In both allowance/stakes level races and claiming races, purse earnings received by the owner are typically net of commissions. Commissions are customarily 10% of purse earnings for the jockey, if the horse places in first, second or third, and 10% of purse earnings for the trainer and barn staff, if the horse places in first, second, third, fourth or fifth. Otherwise, commissions for the jockey, trainer and barn staff are a flat fee of typically $250. The purse winnings are typically distributed as follows: 1st: 60%; 2nd: 20%; 3rd: 12%; 4th: 6%; 5th: 2%. The rest of the field receives $250 per start.

Training and Development of Horses

The Company's training program will not differ significantly between the claiming division and allowance/stakes division. Each thoroughbred will follow essentially the same training program with the difference being in what distances the horses is expected to race. The main difference between a claiming thoroughbred and an allowance/stakes is essentially the speed and talent of the thoroughbred. As any athlete, some thoroughbreds are blessed with more natural talent than others.

The trainer is the most significant person on the racing team with respect to the development of a thoroughbred. The primary responsibilities of a trainer are the development of the racing abilities of a thoroughbred and the execution of a racing strategy for generating racing revenues. In some cases, the strategy for a horse considered to have early racing potential may be to have it entered into races quickly to take advantage of its early maturation. In other cases, horses may be entered into races more selectively in order to develop them at a more conservative pace. The trainer and our chief executive officer will select the races into which each horse is to be entered at the racetrack.

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Once a thoroughbred has been entered in a race, a period of a few weeks to two months may elapse before the thoroughbred has recovered and is ready to race again. The factors relating to the length between races include the endurance, shape and health of the thoroughbred, the skill level and competition experience of the other thoroughbreds in the race and purse money typically ran by the thoroughbred. Trainers typically use these factors to determine where and when to race the thoroughbreds they are training in an effort to create attractive opportunities for the thoroughbred to win and generate revenues. Between races, thoroughbreds are generally ridden or walked every day. Training typically includes jogging, cantering or galloping most days and running (which is referred to as a workout or "fast work") every seven days that it does not race. A workout consists of a timed run from three to five furlongs (one furlong equals 1/8 of a mile) and simulates a race for the thoroughbred.

Another key consideration in racing development is the selection of a jockey. Generally speaking, the trainer is responsible for jockey selection and the stature of the trainer is therefore important from the perspective of jockey selection as well. However, if our horses become eligible for and are entered into a Grade I stakes race, the jockey will be selected or approved by our chief executive officer. In each race, a jockey weight is assigned to each horse and that horse's jockey must weigh in at the required weight in order for the horse to start (or within a number of pounds over the specified weight if a range is permitted by the racing secretary). Jockey weights are assigned based on a variety of factors that may include the horse's age and prior win level. The jockey is generally entitled to a commission equal to 10% of the purse earning of a horse ridden by the jockey, if the horse places in first, second or third. The jockey is also entitled to a modest (for example, $100) flat fee that must be paid from the horseman's account with the racing track.

Overview of the Horse Racing Industry in the U.S.

During 2015, there were 52,771 active thoroughbred racehorses in the United State. Those horses raced in a total of 38,941 thoroughbred races and earned approximately $1.1 billion in purse winnings. Thoroughbred horse races in 2010 attracting millions of spectators and aggregate handle of more than $10.7 billion at tracks and at off-site locations. The US Gross Domestic Product for thoroughbred racing, breeding, and related activities alone is over $39 billion, with the total horse industry contributing over $101 billion.

Pari-mutuel wagering is the prevalent form of wagering on horse racing events. Pari-mutuel wagering is a form of wagering in which wagers on horse races are aggregated in a commingled pool of wagers, called a mutual pool, and the payoff to winning customers is determined by both the total dollar amount of wagers in the mutual pool and the allocation of those dollars among the various kinds of bets. Unlike casino gaming, the customers bet against each other, and not against the operator, and therefore the operator bears no risk of loss with respect to wagering conducted except in the case of minimum payout bets. The pari-mutuel operator retains a pre-determined percentage of the total amount wagered, called the takeout, on each event, regardless of the outcome of the wagering event, and the remaining balance of the mutual pool is distributed to the winning customers. Of the percentage retained by the pari-mutuel operator, a portion is paid to the horse owners in the form of purses or winnings, which encourage the horse owners and their trainers to enter their horses in a track's races. Pari-mutuel wagering on horse racing is the largest form of pari-mutuel wagering, and it is currently authorized in over 40 states of the United States and all provinces of Canada.

Over the past twenty years, live attendance at horse racetracks in the U.S. and Canada has declined substantially. The total number of races declined from 81,279 in 1990 to 52,771 in 2010. Pari-mutuel wagering on thoroughbred horseracing has declined by approximately 24% from a peak of $15.7 billion in 2003 to $11.9 billion in 2010. U.S. and Canadian purses, which represent the amount of available winnings in United States and Canadian thoroughbred horse races (including monies not won and returned to state breeder and other funds), have shown a more modest decrease, declining by about 4.8% over the same period, as illustrated in the table below:

The number of race days has also declined significantly. Since 1999, more than 25% of races, excluding major racing events such as the Kentucky Derby, the Belmont Stakes, the Preakness Stakes and the Breeder's Cup and other racing events held on the same day, have been inadequately funded, meaning that the live handle contribution from all sources to the tracks and purse account was less than the purse paid out to horsemen, and approximately 49% of race days have not generated sufficient revenue to cover purses and the cost of running the day. Major racing events, however, continue to draw large crowds, earn high television ratings and attract substantial total handle.

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Year	Total US Foal Crop		Number Of US Races	Total US Purses	Total US Starters	Avg. Purse Per Starter ($)	Avg. Purse Per Race ($)

1988	45,258		71,014	676,797,744	83,021	8,152	9,530
1989	44,250		74,071	706,940,245	83,893	8,427	9,544
1990	40,333		72,664	714,480,213	82,314	8,680	9,833
1991	38,151		71,689	698,654,071	80,238	8,707	9,746
1992	35,051		70,393	709,565,534	76,943	9,222	10,080
1993	33,822		65,354	692,123,219	72,567	9,538	10,590
1994	32,118		64,118	718,439,110	69,583	10,325	11,205
1995	31,884		61,969	761,582,751	67,021	11,363	12,290
1996	32,243		58,259	792,704,873	65,108	12,175	13,607
1997	32,119		57,832	851,462,820	64,099	13,284	14,723
1998	32,947		55,894	904,014,631	63,798	14,170	16,174
1999	33,844		54,644	962,853,553	63,547	15,152	17,620
2000	34,728		55,486	1,030,879,290	64,443	15,997	18,579
2001	34,721		55,127	1,067,490,193	65,829	16,216	19,364
2002	32,986		54,304	1,074,247,738	67,009	16,031	19,782
2003	33,976		53,503	1,055,496,849	68,249	15,465	19,728
2004	34,800		53,595	1,092,085,465	68,569	15,927	20,377
2005	35,050		52,257	1,085,005,415	66,903	16,218	20,763
2006	34,905		51,668	1,120,350,012	66,733	16,789	21,684
2007	34,357		51,304	1,180,587,881	67,261	17,552	23,012
2008	32,330		50,119	1,165,042,722	67,061	17,373	23,246
2009	29,609		49,368	1,098,194,699	66,104	16,613	22,245
2010	25,948		46,379	1,031,317,175	62,994	16,372	22,237
2011	22,644		45,418	1,061,210,889	59,896	17,718	23,365
2012	21,440		45,086	1,127,775,188	57,331	19,671	25,014
2013	21,275	*	43,139	1,127,210,117	54,187	20,802	26,130
2014	20,300	*	41,277	1,111,715,735	51,695	21,505	26,933
2015	20,300	*	38,941	1,093,667,288	49,960	21,891	28,085

___________

*Estimated Numbers

Source: Equibase, LLC

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Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities alone is over $39 billion, with the total horse industry contributing over $101 billion. There are an estimated 50,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.

Deciding on Horse

When deciding on acquiring the horse the main pieces of information the Company relies on are breeding, past performance charts and race replays.

When deciding to claim a horse, the Company relies mostly on the thoroughbred's past performance. This is because unlike a private sell or an auction, the Company cannot have a veterinarian check the horse prior to acquiring the thoroughbred. The past performance will provide evidence to the soundness of the thoroughbred, the thoroughbred's willingness and ability to win and the length of race and turf types that the thoroughbred prefers. The Company's officers believe that the past performance indicates the level of competition the thoroughbred can win at and therefore it does indicate its value. However, the past performance may not accurately predict the future performance of the thoroughbred. In addition, to the thoroughbreds past performance the Company reviews the thoroughbred's pedigree, conformation, and dosage rating of the thoroughbred. Once the Company has made initial decisions to acquire a thoroughbred, we review race replays and/or watch the thoroughbred gallop in morning workouts. During this phase we review athleticism to assist in determining whether to claim a particular horse. The qualities that make up the athleticism of a horse include its physical proportionality, its temperament and its balance. Unlike a private transaction or auction the Company cannot have a vet check out for the thoroughbred for soundness issues prior to the company acquiring the thoroughbred. The Company relies on the past performance, race replays and watching morning workouts and/or gallops to determine the soundness of a particular thoroughbred it intends to acquire. The Company also will have a veterinarian check the thoroughbred prior to acquiring the thoroughbred thereby provide the Company with a comprehensive report on the health and condition of the thoroughbred. At an auction, the thoroughbred typically has not raced before and therefore does not have any past performances to rely on. Therefore, the Company relies on ancestry, or bloodline, and the confirmation of the thoroughbred.

2015 Sales Results	Sold	Gross Sales	Average Price	Percent 2014-2015	Change 2005-2015

Weanlings	1,135	$73,100,462	$64,406	17.3%	47.3%
Yearlings	6,674	$437,755,657	$65,591	9.2%	19.5%
2-Year-Olds	2,469	$192,628,677	$78,019	11.9%	28.2%
Broodmares	2,471	$150,997,172	$61,108	-12.4%	12.0%
Horses of Racing Age & Broodmare Prospects	1,062	$84,830,078
Stallions & Stallion Shares or Seasons	17	$333,024

TOTAL	13,828	$939,645,070

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Emerging Growth Company Status

We are an "emerging growth company," as defined in the JOBS Act. For as long as we are an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an "emerging growth company" until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under "Risk Factors" of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Competition

The thoroughbred industry is highly competitive. Our competitors and potential competitors include major stables companies and individuals with high net worth's. Most of our competitors have greater financial, personnel and other resources than we have. Accordingly, a high degree of competition in these areas will continue

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Governmental Regulation

Horse racing is governed by the individual states through which mainly focus on regulating the pari-mutual wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California. The Company's California owner's license number is 321870 and it expires in December 2018.

Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Proprietary Rights

We do not have any proprietary rights.

Government Regulation

Horse racing is governed by the individual states through which mainly focus on regulating the pari-mutual wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California. The Company's California owner's license number is 321870 and it expires in December 2018.

Market Price and Dividends

Market Information

Our common stock trades on the OTC Bulletin Board under the trading symbol "CGLD". Currently there is only a limited, sporadic, and volatile market for our stock on the OTC.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated. These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

Quarter Ending*	High*	Low*

03/31/2016	$124	$54
12/31/2015	$110	$66
09/30/2015	$140	$80
06/30/2015	$238	$32
03/31/2015	$46	$32

________________

*

On June 28, 2016, with an effective date of July 13, 2016, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to effect a 1-for-200 share Reverse Split of the Company's issued and outstanding common stock. Common share amounts and per share amounts in these financial statements have been retroactively adjusted to reflect this reverse split.

Note: All prices in the above table are adjusted to reflect a 50,000-for-1 reverse stock split effected October 16, 2013.

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Holders

There are 68 holders of the Company's Common Stock. There is three (3) holder of the Company's Series A Preferred Stock and 65 holders of the Company's Series B Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has authorized 10,000,000 to be issued under its 2016 Stock Incentive Plan. The Company has issued 3,750,000 shares under this plan.

The Company has no outstanding options or warrants or any other convertible instruments.

Transfer Agent

The Company has retained Action Stock Transfer to serve as its transfer agent.

Dividends

The Company intends to begin to pay dividends. The Company has decided to distribute at least 16% of its net purse winnings that the Company's thoroughbreds generate. However, our ability to pay dividends is subject to limitations imposed by Nevada law. Pursuant to Nevada Revised Statute 78.288, dividends may be paid to the extent that a corporation's assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this "Management's Discussion and Analysis of Financial Condition and Results of Operation," except where the context otherwise requires, the term "we," "us," or "our," refers to the business of Buscar Company.

Critical Accounting Policies and Estimates

Our significant accounting policies are described in the notes to our accompanying financial statements.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC.

We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although we are still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an "emerging growth company". We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

Use of Estimates

Financial statements prepared in accordance with U.S. GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management makes estimates relating to the fair value of financial instruments and the valuation allowance related to deferred income tax assets. Actual results could differ from those estimates.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

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Results of Operations and Financial Condition for the years ended March 31, 2016 and 2015

	Year Ended March 31,
	2016	2015	Change	%
Costs and expenses
Management and consulting fees	$357,000	$553,280	$(196,280)	(35%)
General and administrative	45,656	41,423	4,233	10%
Total operating expenses	402,656	594,703	(192,047)	(32%)

Loss from operations	(402,656)	(594,703)	192,047	(32%)

Other expense
Loss on debt settlement	(122,541)	-	(122,541)	-

Net loss	$(525,197)	$(594,703)	$69,506	(12%)

We have not generated any revenues as of March 31, 2016.

Operating expense decreased to $402,656 from $594,703 for the year ended March 31, 2016 and 2015, respectively. The decrease in operating expenses is primarily due to the decrease in management and consulting fees of $196,280.

Other expense increased to $122,541 for the year ended March 31, 2016 due to a loss on settlement of debt, from the issuance of our common stock.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

	March 31,	March 31,
	2016	2015	Change	%
Cash	$-	$-	$-	-
Total Assets	$-	$-	$-	-
Total Liabilities	$222,926	$415,524	$(192,598)	(46%)
Stockholders' Deficit	$(222,926)	$(415,524)	$192,598	(46%)

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	Year Ended March 31,
	2016	2015	Change	%
Cash Flows used in Operating Activities	$-	$(25)	$25	(100%)
Cash Flows used in Investing Activities	-	-	-	-
Cash Flows from Financing Activities	-	-	-	-
Net Decrease in Cash During the Year	$-	$(25)	$25	(100%)

During the year ended March 31, 2016, cash used in operating activities was $0. This was primarily the result of our net loss of $525,197, offset by an increase in accrued liability of $5,485, due to related parties of $40,171, stock based compensation of $357,000 and loss on debt settlement of $122,541. During the year ended March 31, 2015, cash used in operating activities was $25. This was primarily the result of our net loss of $594,703, offset by an increase in due to related party of $204,678 and share based compensation of $390,000.

During the year ended March 31, 2016 and 2015, cash used in investing activities was $0.

During the year ended March 31, 2016 and 2015, cash provided by financing activities amounted to $0.

As of March 31, 2016 and 2015, we had no cash available. We plan to raise additional debt and equity financing to meet our obligations as they become due.

Off-Balance Sheet Arrangements

We did not have any off balance sheet arrangements as of March 31, 2016.

Timing needs for Funding

Immediate needs (current through December 2016)

$1,375,000: This capital is intended to be used to claim the 5-6 broodmares. The $1,375,000 is broken down as follows: $600,000 to acquire broodmares, $375,000 for stud fees, $141,000 for reserve for fees associated with the thoroughbreds acquires (i.e. training and vet) and $250,000 in working capital. The Company expects the monthly costs of the thoroughbreds to be approximately $5,000 per month. The Company's reserve of $141,000 for the thoroughbred's monthly costs.

 The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare.

The expenses directly associated to each thoroughbred acquired are $10-$17 per day depending on the trainer and the vet needs of each thoroughbred. The Company's current monthly burn rate is between $18,000 – 20,000 per month, which includes approximately $2,000 for training fees associated with the Company's thoroughbreds, $15,000 is general corporate expenses and approximately $2,000 associated with being a reporting company. The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

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The company has included the $141,000 reserve since the Company expects it will take approximately 12-24 months from the date a broodmare is acquired before revenue may be generated from sale of foal, depending if the foal is sold as a yearling or 2-year-old. The Company expects to begin generating revenue within 12 -24 months of the acquisition of the broodmare as such the on-going monthly burn rate should be covered by the revenue generated from the sale of foals. However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its broodmares. This may require the Company to sell its thoroughbreds for less than the Company purchased.

Short-term needs (January through December 2017)

$3,000,000: This capital is intended to be used to claim the 13-15 broodmares. The $3,000,000 is broken down as follows: $1,500,000 to acquire broodmares, $975,000 for stud fees, $275,000 for reserve for fees associated with the thoroughbreds acquires (i.e. training and vet) and $250,000 in working capital. The Company expects the monthly costs of the thoroughbreds to be approximately $5,000 per month. The Company's reserve of $275,000 for the monthly costs is intended for the expenses for the broodmares acquired.

The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare.

The expenses directly associated to each thoroughbred acquired are $10-$17 per day depending on the trainer and the vet needs of each thoroughbred. The Company's current monthly burn rate is between $18,000 – 20,000 per month, which includes approximately $2,000 for training fees associated with the Company's thoroughbreds, $15,000 is general corporate expenses and approximately $2,000 associated with being a reporting company. The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

The company has included the $275,000 reserve since the Company expects it will take approximately 12-24 months from the date a broodmare is acquired before revenue may be generated from sale of foal, depending if the foal is sold as a yearling or 2-year-old. The Company expects to begin generating revenue within 12 -24 months of the acquisition of the broodmare as such the on-going monthly burn rate should be covered by the revenue generated from the sale of foals. However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its broodmares. This may require the Company to sell its thoroughbreds for less than the Company purchased.

Long-term needs (January through December 2018)

$5,500,000: This capital is intended to be used to claim the 30-40 broodmares. The $5,500,000 is broken down as follows: $2,700,000 to acquire broodmares, $2,000,000 for stud fees, $450,000 for reserve for fees associated with the thoroughbreds acquires (i.e. training and vet) and $250,000 in working capital. The Company expects the monthly costs of the thoroughbreds to be approximately $5,000 per month. The Company's reserve of $450,000 for the monthly costs is intended for the expenses for the broodmares acquired.

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The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare.

The expenses directly associated to each thoroughbred acquired are $10-$17 per day depending on the trainer and the vet needs of each thoroughbred. The Company's current monthly burn rate is between $18,000 – 20,000 per month, which includes approximately $2,000 for training fees associated with the Company's thoroughbreds, $15,000 is general corporate expenses and approximately $2,000 associated with being a reporting company. The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

The company has included the $450,000 reserve since the Company expects it will take approximately 12-24 months from the date a broodmare is acquired before revenue may be generated from sale of foal, depending if the foal is sold as a yearling or 2-year-old. The Company expects to begin generating revenue within 12 -24 months of the acquisition of the broodmare as such the on-going monthly burn rate should be covered by the revenue generated from the sale of foals. However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its broodmares. This may require the Company to sell its thoroughbreds for less than the Company purchased.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past. The Company has decided to distribute at least 16% of its net purse winnings that the Company's thoroughbreds generate. However, our ability to pay dividends is subject to limitations imposed by Nevada law. Pursuant to Nevada Revised Statute 78.288, dividends may be paid to the extent that a corporation's assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

In the next twelve months, we anticipate spending approximately $20,000 - $30,000 to pay for our accounting and audit requirements.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

43

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

Revenue Recognition

The company pursues opportunities to realize revenues from two principal activities: purse winnings from racing horses and selling its horses in claiming races. It is the company's policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition." Under ASC Topic 605-10-25, revenue earning activities such as horse races are recognized upon claiming the purse winnings and the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue. Gains or losses from the sale of the horses are recognized when the horse is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Depreciation schedule

The Company depreciates horses that it acquires a 50% or greater position in. The Company depreciates the horse via straight-line depreciation over its useful life of 3 years.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the years ended March 31, 2016 and 2015.

Stock-based Compensation

Accounting Standards Codification ("ASC") 718, "Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans and for share based payments to non-employees in accordance with ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 "Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

44

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a "smaller reporting company," which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an "emerging growth company" can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an "emerging growth company" or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an "emerging growth company" or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

Sale of Unregistered Securities

On April 1, 2014 the Company entered into a consulting services contract with Theo van der Linde. The contract terminated on October 31, 2014. Mr. van der Linde received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

On April 1, 2014 the Company entered into a consulting services contract with Jack Bakker. The contract terminated on October 31, 2014. Mr. Bakker received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

45

On April 3, 2014 the Company issued 6,500 shares of its common stock to two (2) consultants for debt settlement of $65,000. As a result, the Company recorded a loss on debt settlement of $122,541. These shares were issued in June 2015.

On September 1, 2014 the Company entered into an Executive Employment Agreement with Mr. Terry Christopher. Mr. Christopher a geologist served as an advisor to the Company since September of 2014. Mr. Christopher received 6,000 shares of the Company's common stock as part of the agreement.

On June 8, 2015, Troy Grant, the Company's former chief executive officer and sole member of the Board of Directors and current Chief Operating Officer, was issued 325,000 shares of restricted Common Stock in exchange for accrued salaries, bonus and expenses of $300,000. No shares have been issued to Mr. Grant prior to June 9, 2015 with regard to deferred salary and bonus.

On June 18, 2016, 10,000,000 shares of Series B Preferred Stock were issued to our CEO. On June 16, 2016, the Company converted 25,000 shares of the Series B Preferred into 10,000,000 shares of Company's Common Stock.

On June 20, 2016, the Company agreed to issue 4,000,000 shares to our CEO as part of her Executive Management Services Agreement.

On June 20, 2016, the Company issued 2,500,000 shares to employees and trainers of Buscar Stables.

Identification of Directors and Executive Officers.

Our officers and directors as of the year ending March 31, 2016, are set forth below.

Name	Age	Position

Anastasia Shishova	30	President, Chief Executive Officer and Director

Troy Grant	42	Chief Operating Officer

Anastasia Shishova

Ms. Shishova was appointed as our sole officer and director on June 19, 2015. Since 2012, Ms. Shishova has been involved in owning and racing thoroughbreds in California. Since June 2011, Ms. Shishova has worked as an independent marketing consultant for businesses. Ms. Shishova has a Master's Degree in Marketing and a Bachelors Degree from Samara State University in Samara, Russia.

Troy Grant

Mr. Grant was appointed as our sole officer and director on July 1, 2013 and resigned all his positions as president, CEO and director on June 19, 2015 but remained on as the Company's COO. From June 19, 2015, Mr. Grant assumed the role of Chief Operating Officer (COO). Since May 2011, Mr. Grant has been the Chief Executive Office of Elcora Resources. Between May 2010 and September 2010, Mr. Grant was employed by Grafton Securities in its Institutional Sales department. Between September 2007 and August 2010, Mr. Grant was Vice President of Corporate Finance for Citadel Securities.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC's rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

46

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;

2.	No segregation of duties;

3.	No audit committee; and

4.	Ineffective controls over financial reporting.

As of July 15, 2016, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were previously identified. The Company's management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties. The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

This S-1 does not include an attestation report of the Company's independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management's Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of August 30, 2013. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

47

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of November 30, 2013:

Independent Directors: The Company intends to obtain at least 2 independent directors at its 2016 annual shareholder meeting. The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting: The company intends to hire additional staff members, either as employees or consultants, prior to March 31, 2016. These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities. The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense. It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the 2016 annual shareholder meeting, the Company expects that an Audit Committee will be established. The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of March 31, 2016, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management's Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of July 15, 2016, the Company retained PubCo Reporting Solutions to assist the Company in drafting and presentation of its financial statements. The Company has taken no other any remediation actions to address these weaknesses in our controls even though they were identified during the year ending August 30, 2013. The Company's management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties. The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

48

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Executive Compensation

The Companies' officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

Name and Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL

Anastasia Shishova,	2016	$0	0	0	0	0
President, CEO, Director (1)	2015	$0	0	0	0	0

Troy Grant,	2016	$0	0	0	300,000	300,000
COO (2)	2015	$0	0	0	0	0

________________

(1)	Ms. Shishova became our CEO, CFO and director on June 15, 2015.

(2)

Mr. Grant resigned as our CEO, CFO and director on June 15, 2015. Mr. Grant assumed the role of our COO, as of June 15, 2015. On June 8, 2015, Mr. Grant received 325,000 shares for stock-based compensation for accrued salaries, bonus, and expenses totaling $300,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

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Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company:

Name and Address	Number of Shares	Percent of Class

Common Stock (1)
Anastasia Shishova	14,325,000	84.82%
CEO

Troy Grant (1)	688	0.0%
COO

Series A Preferred Stock
Troy Grant	8,000,000	100%
COO

Series B Preferred Stock
Anastasia Shishova	9,975,000	100%
CEO

Other 5% Holders:
None.

Director Independence

The OTC Markets, where our shares of common stock are quoted under the symbol "CGLD", does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

50

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings involving Buscar Company

During the past ten (10) years Ms. Shishova or Mr. Grant has not been the subject of the following events:

1)	Any bankruptcy petition filed by or against any business of which they were a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3)

An order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting their involvement in any type of business, securities or banking activities; and

4)

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

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Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

52

FINANCIAL STATEMENTS

53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Buscar Company

We have audited the accompanying balance sheets of Buscar Company (the "Company") as of March 31, 2016 and March 31, 2015, and the related statement of operations, changes in stockholders' deficit and cash flows for the years ended March 31, 2016 and March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2016 and March 31, 2015, and the results of its operations, changes in stockholders' deficit and its cash flows for the years ended March 31, 2016 and March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

July 14, 2016

F-1

BUSCAR COMPANY
(Formerly BUSCAR OIL, INC.)
Balance Sheets

	March, 31	March, 31
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Due to related parties	$40,171	$238,254
Accrued liabilities	5,485	-
Contingent liabilities	177,270	177,270

TOTAL LIABILITIES	$222,926	$415,524

STOCKHOLDERS' DEFICIT

Preferred stock, par value $0.00001; authorized 50,000,000 shares authorized;
Series A preferred stock, $0.00001 par value, 10,000,000 shares designated; 8,000,000 shares issued and outstanding at March 31, 2016 and 2015, respectively	80	80
Series B preferred stock, $0.00001 par value, 10,000,000 shares designated; no shares issued and outstanding at March 31, 2016 and 2015, respectively	-	-
Common stock, $0.00001 par value, 500,000,000 shares authorized; 372,375, and 1,125 shares issued and outstanding at March 31, 2016 and March 31, 2015, respectively (1)	4	-
Common stock payable	-	390,000
Additional paid-in capital	15,038,381	13,930,590
Accumulated deficit	(15,261,391)	(14,736,194)

TOTAL STOCKHOLDERS' DEFICIT	$(222,926)	$(415,524)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

__________

(1)

All common share amounts and per share amounts in these financial statements reflect the 1-for-200 share reverse split of the issued and outstanding shares of common stock of the Company, effective July 13, 2016, including retroactive adjustment of common share amounts.

The accompanying notes are an integral part of these financial statements.

F-2

BUSCAR COMPANY
(Formerly BUSCAR OIL, INC.)
Statements of Operations

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015

Costs and expenses:

Management and consulting fees	$357,000	$553,280
General and administrative	45,656	41,423
Total expenses	402,656	594,703

Loss from operations	(402,656)	(594,703)

Other expense
Loss on debt settlement	(122,541)	-
Total other expense	(122,541)	-

Loss before income taxes	(525,197)	(594,703)
Provision for income taxes	-	-
Net loss	$(525,197)	$(594,703)

Net loss per common share: Basic and diluted	$(1.80)	$(528.62)

Weighted average common shares outstanding: Basic and diluted (2)	292,492	1,125

__________

(2)

All common share amounts and per share amounts in these financial statements reflect the 1-for-200 share reverse split of the issued and outstanding shares of common stock of the Company, effective July 13, 2016, including retroactive adjustment of common share amounts.

The accompanying notes are an integral part of these financial statements.

F-3

BUSCAR COMPANY
(Formerly BUSCAR OIL, INC.)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

					Common	Additional		Total
	Preferred Stock		Common Stock		Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Deficit

Balance, March 31, 2014 (3)	8,000,000	$80	1,125	$-	$-	$13,930,590	$(14,141,491)	$(210,821)

Stock based Compensation	-	-	-	-	390,000	-	-	390,000

Net loss	-	-	-	-	-	-	(594,703)	(594,703)

Balance, March 31, 2015 (3)	8,000,000	$80	1,125	$-	$390,000	$13,930,590	$(14,736,194)	$(415,524)

Common stock issued for services	-	-	3,750	-	-	225,000	-	225,000
Common stock issued for debt settlement	-	-	6,500	-	-	187,541	-	187,541
Common stock issued exchanged for common stock payable	-	-	36,000	-	(390,000)	390,000	-	-
Common Stock issued to CEO for debt settlement	-	-	325,000	4	-	299,996	-	300,000
Debt settlement	-	-	-	-	-	5,254	-	5,254
Net loss	-	-	-	-	-	-	(525,197)	(525,197)

Balance, March 31, 2016 (3)	8,000,000	$80	372,375	$4	$-	$15,038,381	$(15,261,391)	$(222,926)

__________

(3)

All common share amounts and per share amounts in these financial statements reflect the 1-for-200 share reverse split of the issued and outstanding shares of common stock of the Company, effective July 13, 2016, including retroactive adjustment of common share amounts.

The accompanying notes are an integral part of these financial statements.

F-4

BUSCAR COMPANY
(Formerly BUSCAR OIL, INC.)
Statements of Cash Flows

	Year Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(525,197)	$(594,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	357,000	390,000
Loss on debt settlement	122,541	-
Changes in operating assets and liabilities:
Accrued liability	5,485	-
Due to related parties	40,171	204,678
Net Cash Used in Operating Activities	-	(25)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing Activities	-	-

Net cash increase for period	-	(25)
Cash at beginning of period	-	25
Cash at end of period	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
The issuance of 36,000 shares of common stock in exchange for common stock payable	$390,000	$-
The issuance of 3,750 shares of common stock for consulting services.	$225,000	$-
The issuance of 325,000 shares of common stock in exchange for $300,000 of debt settlement to a related party	$300,000	$-
The issuance of 6,500 shares of common stock in exchange for $65,000 of debt settlement to an unrelated party	$187,541	$-
Debt settlement by related party	$5,254	$-

The accompanying notes are an integral part of these financial statements.

F-5

Buscar Company

(Formerly Buscar Oil, Inc.)

Notes to Financial Statements

Note 1 - Business

Buscar Company. ("Buscar", "we", "us", "our", the "Company") was incorporated in Nevada as Cascade Springs Ltd. on January 19, 2010. In 2012, we amended our Articles of Incorporation to change our name to Colorado Gold Mines, Inc. On June 18, 2014, changed our name to Buscar Oil, Inc. On May 19, 2015, the Company changed it's name to Buscar Company. Buscar is domiciled in the state of Colorado, and its corporate headquarters are located in Los Angeles, CA. The Company selected March 31 as its fiscal year end.

The Company's business is the buying, selling and racing of thoroughbreds that can race in the allowance and stakes levels of thoroughbred racing; however, the Company will initially begin in the claiming level of thoroughbred racing. The Company intends to acquire in its claiming division before acquiring horses for its allowance/stakes division. These horses will provide the Company with revenue and a foundation to build out a stakes level stable. The Company's main focus will be acquiring horses that will be capable of racing in stake races throughout the Country.

Note 2 - Summary of Significant Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company's most significant estimates relate to the valuation of its contingent liabilities and the valuation of its common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At March 31, 2016 and 2015, the Company did not have any cash or cash or cash equivalents.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-6

As a result of the implementation of certain provisions of ASC 740, Income Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and California as our "major" tax jurisdictions. Generally, we remain subject to Internal Revenue Service examination of our 2012 through 2015 U.S. federal income tax returns, and remain subject to California Franchise Tax Board examination of our 2012 through 2015 California Franchise Tax Returns. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements ("ASC Topic 820"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

?	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

?

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

?	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

F-7

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting". The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, "Simplifying the Accounting for Measurement -Period Adjustments." Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

Note 3 - Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At March 31, 2016, the Company had not yet achieved profitable operations, has accumulated losses of $15,261,391 since its inception, has a working capital deficiency of $222,926 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on terms acceptable to the Company.

F-8

Note 4 - Due to Related Party

As at March 31, 2015 a related party were owed $238,254, for funds from related parties for paying its accounting, consulting and legal fees. The amount due did not bear any interest and is due on demand. During the year ended March 31, 2016, the amounts were cancelled against the issuance for shares of common stock in the Company.

On August 1, 2014 the Company entered into an Executive Employment Agreement with Mr. Troy Grant. Starting on August 1, 2014, the Company shall pay Mr. Grant a base salary of $22,000 per month, full or part, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.. These agreements have been terminated and Mr. Grant received 325,000 shares of common stock, which included payment for the accrued salaries, bonus and rental expenses.

On August 1, 2014 the Company entered into an office rental agreement with Mr. Grant for 700 square feet of office space located at his residence in Nova Scotia, Canada. The Company shall occupy the Premises on a month-to-month basis for $500 per month. Rent shall accrue from August 1, 2014 until July 31, 2015, and on such date, the Tenant shall pay owner the sum outstanding ($500 monthly) for all accrued rents. $4,000 has been expensed to date. These agreements have been terminated and Mr. Grant received 325,000 shares of common stock, which included payment for the accrued salaries, bonus and rental expenses.

On March 21, 2016, the Company issued 3,750 shares of common stock to a consultant, who is married to our CEO, with a fair value of $225,000 for consulting services. Consultant is being retained to assist the Company in acquiring and locating thoroughbreds to acquire for its stable and to perform any and all duties as requested by the Company's CEO. Additionally, Consultant shall provide use of his thoroughbred to obtain Buscar Stables license in California. This contract shall expire on April 30, 2016.

Note 5 - Commitments and Contingencies

As of March 31, 2016, the Company had a total of $222,926 of outstanding liabilities. As of this date, the Company recognizes $177,270 of outstanding liabilities related to previous Company directors, Robert Sawatsky and Kelly Fielder. The Company's legal counsel believes that the outstanding liabilities are expected to be paid back to the previous Company directors, Robert Sawatsky and Kelly Fielder, who had originally loaned money to the Company. However, there has been no resolution of this event.

Note 6 - Equity

Preferred Stock

The Company has authorized 50,000,000 preferred shares with a par value of $0.00001 per share. Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Series A Preferred Stock

The Company has designated 10,000,000 preferred shares of Series A Preferred Stock with a par value of $0.00001 per share. As at March 31, 2016 and 2015, the Company had 8,000,000 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

The Company has designated 10,000,000 preferred shares of Series B Preferred Stock with a par value of $0.00001 per share. As at March 31, 2016 and 2015, the Company had no shares of Series B Preferred Stock issued and outstanding.

F-9

Common Stock

On June 28, 2016, with an effective date of July 13, 2016, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to effect a 1-for-200 share Reverse Split of the Company's issued and outstanding common stock. Common share amounts and per share amounts in these financial statements have been retroactively adjusted to reflect this reverse split.

On April 1, 2014 the Company entered into a consulting services contract with Theo van der Linde. The contract terminated on October 31, 2014. Mr. van der Linde received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

On April 1, 2014 the Company entered into a consulting services contract with Jack Bakker. The contract terminated on October 31, 2014. Mr. Bakker received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

On April 3, 2014 the Company issued 6,500 shares of its common stock to two (2) consultants for debt settlement of $65,000. As a result, the Company recorded a loss on debt settlement of $122,541. These shares were issued in June 2015.

On September 1, 2014 the Company entered into an Executive Employment Agreement with Mr. Terry Christopher. Mr. Christopher a geologist served as an advisor to the Company since September of 2014. Mr. Christopher received 6,000 shares of the Company's common stock as part of the agreement.

On June 8, 2015, Troy Grant, the Company's former chief executive officer and sole member of the Board of Directors and current Chief Operating Officer, was issued 325,000 shares of restricted Common Stock in exchange for accrued salaries, bonus and expenses of $300,000. No shares have been issued to Mr. Grant prior to June 9, 2015 with regard to deferred salary and bonus.

On March 21, 2016, the Company issued 3,750 shares of common stock to a consultant, who is married to the CEO, with a fair value of $225,000 for consulting services (see Note 4).

As of March 31, 2016 and 2015, the Company had 372,375 and 1,125 shares of common stock issued and outstanding, respectively.

Loss on Debt Settlement

In June 2015, 6,500 shares of common stock, having a market value of $187,514, were issued to two consultants to settle debt of $65,000 (April 3, 2014 above). The Company reconginzed a loss on debt settlement of $122,541 and recorded this amount to additional paid in capital.

Note 7 - Income Taxes

The significant components of the Company's deferred tax assets are as follows:

	March 31, 2016	March 31, 2015
Deferred tax assets
Net operating loss carryforwards	$15,261,391	$14,736,194
Less: valuation allowance for deferred tax asset	(15,261,391)	(14,736,194)
	$-	$-

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% and state statutory rate of 6.9% for 2016 and 2015 is as follows:

	March 31, 2016	March 31, 2015

Income tax benefit at federal statutory rate	(34.00)%	(34.00)%
State income tax benefit, net of effect on federal taxes	(6.90)%	(6.90)%
Increase in valuation allowance	40.90%	40.90%
Income tax expense (benefit)	0.0%	0.0%

F-10

The amount taken into income as deferred tax assets must reflect that portion of the net operating loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, due to the uncertainty surrounding their realization.

No provision for income taxes has been provided in these financial statements due to the net loss. The effective tax rate differs from the 34% statutory rate for the year ended March 31, 2016 due to the change in valuation allowance.

Note 8 - Subsequent Events

On April 13, 2016, the Company acquired an 4% interest in the thoroughbred Sheza Superstar for $2,048. Sheza Superstar is managed by Dare To Dream Stables.

On May 11, 2016, the Company acquired a 4% interest in the thoroughbred Tsunami for $2,620. Tsunami is managed by Dare To Dream Stables.

On June 24, 2016, the Company acquired majority interest in Mr. Ability for $51,590. Mr. Ability is managed by Radley Equine.

In May 2016, the Company obtained its California Horse Racing Board license to own and race thoroughbreds in California.

Subsequent to March 31, 2016, 10,000,000 shares of Series B Preferred Stock were issued to our CEO.

F-11

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$1,000
Printing	$500
Misc. Expenses	$2,500
Legal and Accounting	$5,000
SUB-TOTAL	$9,000

Item 14. Indemnification of Directors and Officers

Buscar Company Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

The following sets forth information relating to all previous sales of our stock, which sales were not registered pursuant to the Securities Act.

On April 1, 2014 the Company entered into a consulting services contract with Theo van der Linde. The contract terminated on October 31, 2014. Mr. van der Linde received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

On April 1, 2014 the Company entered into a consulting services contract with Jack Bakker. The contract terminated on October 31, 2014. Mr. Bakker received 15,000 shares of the Company's common stock representing payment of $100,000 for services rendered for the term of the agreement.

On April 3, 2014 the Company issued 6,500 shares of its common stock to two (2) consultants for debt settlement of $65,000. As a result, the Company recorded a loss on debt settlement of $122,541. These shares were issued in June 2015.

On September 1, 2014 the Company entered into an Executive Employment Agreement with Mr. Terry Christopher. Mr. Christopher a geologist served as an advisor to the Company since September of 2014. Mr. Christopher received 6,000 shares of the Company's common stock as part of the agreement.

On June 8, 2015, Troy Grant, the Company's former chief executive officer and sole member of the Board of Directors and current Chief Operating Officer, was issued 325,000 shares of restricted Common Stock in exchange for accrued salaries, bonus and expenses of $300,000. No shares have been issued to Mr. Grant prior to June 9, 2015 with regard to deferred salary and bonus.

54

On June 18, 2016, 10,000,000 shares of Series B Preferred Stock were issued to our CEO. On June 16, 2016, the Company converted 25,000 shares of the Series B Preferred into 10,000,000 shares of Company's Common Stock.

On June 20, 2016, the Company agreed to issue 4,000,000 shares to our CEO as part of her Executive Management Services Agreement.

On June 20, 2016, the Company issued 2,500,000 shares to employees and trainers of Buscar Stables.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;
•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

55

ITEM 16: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation
3.2	By-Laws
4.1	Subscription Agreement
10.1	Executive Agreement for CEO of Buscar Company and Buscar Stables
10.2	Employment Agreement – Director of Stable Operations
10.3	Employment Agreement – Director of Breeding Operations
23.1	Consent of Aton & Chia
99.1	Explanation of California Breeders Incentive Program

56

ITEM 17: UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

57

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

58

Signatures

Pursuant to the requirements of the Securities Act of 1933, Buscar Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on July 18, 2016.

Buscar Company

By:	/s/ Anastasia Shishova
Anastasia Shishova
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anastasia Shishova	Principal Executive Officer, Principal Accounting Officer,	July 18, 2016
Anastasia Shishova	Principal Financial Officer, Director

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